United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2009

AMCORE Financial, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	0-13393	36-3183870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 7th Street, Rockford, Illinois	61104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (815) 968-2241

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed by AMCORE Financial, Inc. (the "Company") in the Form 8-K filed with the Securities and Exchange Commission on June 26, 2009, entry into the Written Agreement, dated June 26, 2009, between the Company and the Federal Reserve Bank of Chicago and the issuance of the Consent Order, dated June 25, 2009, by the Office of the Comptroller of the Currency constituted events of default under the Credit Agreement (the "Credit Agreement"), dated as of August 8, 2007 and amended as of October 10, 2008 and March 3, 2009, between the Company and JPMorgan Chase Bank, N.A. ("JPMorgan"). AMCORE has remained current with all its payments due under the Credit Agreement. On July 31, 2009, JPMorgan and the Company entered into an Amendment to the Credit Agreement (the "Amendment") that, among other things, waives the technical default, provides for the payment by the Company of $7.5 million of the $20.0 million loan outstanding under the Credit Agreement and extends the maturity date of the Credit Agreement by one year to April 15, 2011. In accordance with the terms of the Amendment, the Company made such $7.5 million payment on July 31, 2009.

On August 3, 2009, the Company issued a press release announcing its entry into the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of AMCORE Financial, Inc. dated August 3, 2009

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCORE Financial, Inc. (Registrant)
August 3, 2009 (Date)	/s/ JUDITH CARRE SUTFIN Judith Carre Sutfin Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of AMCORE Financial, Inc. dated August 3, 2009